UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2014

Commission File Number 001-31921

Compass Minerals International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	36-3972986
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

9900 West 109th Street
Suite 100
Overland Park, KS 66210
(913) 344-9200
(Address of principal executive offices, zip code and telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 5, 2014, the Board of Directors (the "Board") of Compass Minerals International, Inc. (the “Company”) adopted an amendment and restatement of the Company's Bylaws (as so amended, the “Amended Bylaws”) to adopt a majority voting standard for the election of directors in uncontested elections.  These amendments affect Article III, Sections 3.02 and 3.07 of the Bylaws.   The Board also approved an amendment clarifying the non-officer status of appointed Vice Presidents by amending Article IV, Section 4.07 of the Bylaws.

The new majority voting standard provides that to be elected in an uncontested election, a director nominee must receive a majority of the votes cast with respect to that nominee’s election such that the number of votes cast “for” a nominee’s election exceeds the number of votes cast “against” that nominee’s election. In contested elections where the number of nominees exceeds the number of directors to be elected, the voting standard will continue to be a plurality of votes cast.

In connection with the adoption of the Amended Bylaws, the Company also amended and restated its Corporate Governance Guidelines (as amended, the “Amended Corporate Governance Guidelines”) to include the requirement that an incumbent director who fails to receive the required number of votes in an uncontested election tender his or her resignation to the Board and the Board will determine whether to accept the resignation through a process managed by the Nominating and Corporate Governance Committee (the “NCG Committee”).  The Amended Corporate Governance Guidelines provide that the NCG Committee will make a recommendation to the Board as to whether to accept or reject the tendered resignation, and the Board must act on the tendered resignation, taking into account the NCG Committee’s recommendation, within 90 days from the date of the certification of the election results. The Board will promptly publicly disclose its decision regarding the tendered resignation, including its rationale for accepting or rejecting the resignation offer by furnishing a report with the Securities and Exchange Commission. The NCG Committee in making its recommendation, and the Board in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The Amended Corporate Governance Guidelines will be available on the Company's website at www.compassminerals.com.

The Board may accept a director’s resignation or reject the resignation. If the Board accepts a director’s resignation, then the Board, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Section 3.08 of the Company's Bylaws or may decrease the size of the Board pursuant to the provisions of Section 3.02 of the Company's Bylaws. If a director’s resignation is not accepted by the Board, such director will continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal. This guideline will be summarized or included in each proxy statement relating to an election of directors of the Company.

The Amended Bylaws also include stylistic and conforming changes. The foregoing description of the Amended Bylaws does not purport to be complete and is qualified in its entirety by reference to the Amended Bylaws attached hereto as Exhibits 3.1 and 3.2, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits:

Exhibit No.	Document
3.1
Amended and Restated Bylaws of Compass Minerals International, Inc. (as adopted November 5, 2014), marked to show the changes resulting from the amendment and restatement reported in this Current Report on Form 8-K.

3.2	Amended and Restated Bylaws of Compass Minerals International, Inc. (as adopted November 5, 2014).

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPASS MINERALS INTERNATIONAL, INC.

Date:	November 7, 2014	/s/ Rodney L. Underdown
Rodney L. Underdown
Chief Financial Officer